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ALLMERICA SELECT CHARTER      FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
VARIABLE ANNUITY            ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY CO.
                     PRINCIPAL OFFICE:  440 LINCOLN ST. ; WORCESTER, MA  01653
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                             BROKER COMMISSION SCHEDULE
                                (PERCENT OF PREMIUM)

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                                INDIVIDUAL ANNUITIES
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      COMMISSION SCHEDULE PCV - 1 (Rev. 1/99)  (Applicable to Individual
      Annuities Issued on or after January 5, 1999)

      FLEXIBLE PREMIUM VARIABLE ANNUITY CONTRACTS
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      Issued by Allmerica Financial Life Insurance and Annuity Company
      (First Allmerica Financial Life Insurance Company in New York and
      Hawaii).

      COMMISSION PERCENTAGE
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      1.     All contracts where the owner or annuitant is less than age
        75 at date of contract issue.

        The following choices are available:
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        (a) 1.00% of each premium paid, 1.00% annual trail commission
        (b)  .25% of each premium paid, 1.00% annual trail commission


      2. All contracts where the owner or annuitant is beyond age 75 at date of contract issue and less than age 85.

        The following choices are available:
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        (a)  .90% of each premium paid, .90% annual trail commission
        (b)  .2250% of each premium paid, .90% annual trail commission


      3. Contracts issued where the owner or annuitant is beyond age 85 at date of issue.

        The following choices are available:
        ------------------------------------
        (a)  .75% of each premium paid, .75% annual trail commission
        (b)  .1875% of each premium paid, .75% annual trail commission

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     RULES FOR TRAIL COMMISSION PAYMENTS
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     A Commission Option must be selected for each eligible contract on the back of the contract application unless the Broker has pre-selected a particular option for all contracts. If no commission selection is made, the commission will be payable under the default commission pre-selected by the Broker. If the Broker has not pre-selected a default option and no commission selection is made, the commission will be payable under option (a) above.

     Trail commissions will be paid quarterly in January, April, July and October for option (a) or paid quarterly in January, April, July and October following the fourth contract month for option (b). The first trail commission for a contract will be paid on the first quarterly payment date following the first anniversary for option (a) and the fourth contract month for option (b) of the date of issue, e.g., for option (a), if a contract is issued on July 5, 1998, the first trail commission will be payable in October 1999. Trail commissions will continue to be paid while the Sales Agreement remains in force and will be paid on a particular contract until the contract is surrendered or annuity benefits begin to be paid under an annuity option. Quarterly trail commissions will be a percentage of the unloaned account value of each eligible contract. For purposes of trail commission calculations, "unloaned account value" means the cash value of the contract on the last day of the calendar quarter immediately preceding the payment date less the principal of any contract loan and accrued interest thereon. The quarterly trail commission percentage will be 25% of the applicable annual rate (e.g., .0625% if the annual rate is .25%, .125% if the annual rate is .50%).

     If a First Allmerica or Allmerica Financial Life annuity contract is exchanged for another First Allmerica or Allmerica Financial Life annuity contract, the commission rate, including any applicable trail commission rate, will be applicable to the exchanged contract. No commissions other than continuing trail commissions are payable on the rollover amount allocated to the new contract. Trails will be paid as described above based on the issue date of the new contract.


     NOTE: NO TRAIL COMMISSIONS WILL BE PAYABLE AFTER THE DATE THE SALES AGREEMENT IS TERMINATED FOR ANY REASON.

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